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                                                                                                             EXHIBIT 11
El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)

                                                                                             Period From  |  Period From
                                                                                             February 12  |   January 1
                                                                  Year Ended December 31,        to       |      to
                                                                  ------------------------   December 31, |  February 11,
                                                                      1998         1997           1996    |       1996
                                                                  -----------  -----------    ----------- |   -----------
                                                                                                          |
Net income applicable to common stock:                                                                    |
  Income before extraordinary items.............................  $    42,366  $    41,424    $    31,431 |   $   118,198
  Extraordinary gain on discharge of debt, net of income                                                  |
    tax expense.................................................        3,343          -              -   |       264,273
  Extraordinary loss on repurchases of debt, net of federal                                               |
    income tax benefit..........................................          -         (2,775)           -   |           -
                                                                  -----------  -----------   ------------ |  ------------
    Net income applicable to common stock.......................  $    45,709  $    38,649    $    31,431 |   $   382,471
                                                                  ===========  ===========    =========== |   ===========
                                                                                                          |
Basic earnings per common share:                                                                          |
  Weighted average number of common shares                                                                |
    outstanding.................................................   60,168,234   60,128,505     60,073,808 |    35,544,330
                                                                  ===========  ===========    =========== |   ===========
                                                                                                          |
  Net income per common share:                                                                            |
    Income before extraordinary items...........................  $     0.704  $     0.689    $     0.523 |   $     3.325
    Extraordinary gain on discharge of debt, net of                                                       |
      income tax expense........................................        0.056          -            -     |         7.435
    Extraordinary loss on repurchases of debt, net of                                                     |
      federal income tax benefit................................          -         (0.046)         -     |         -
                                                                  -----------  -----------   ------------ |  ------------
      Net income................................................  $     0.760  $     0.643    $     0.523 |   $    10.760
                                                                  ===========  ===========    =========== |   ===========
                                                                                                          |
Diluted earnings per common share:                                                                        |
  Weighted average number of common shares                                                                |
    outstanding.................................................   60,168,234   60,128,505     60,073,808 |    35,544,330
                                                                  -----------  -----------    ----------- |   -----------
  Effect of dilutive potential common stock options based on                                              |
    the treasury stock method using average market price:                                                 |
      Quarter ended March 31....................................       65,750       90,200            -   |         -
      Quarter ended June 30.....................................      134,746       72,847          4,564 |
      Quarter ended September 30................................      114,476       55,103         16,826 |         -
      Quarter ended December 31.................................      119,783       74,936         17,599 |         -
  Effect of dilutive potential restricted common stock based                                              |
    on the treasury stock method using average market price:                                              |
      Quarter ended March 31....................................        3,624        4,773            -   |         -
      Quarter ended June 30.....................................        7,960        3,985            563 |         -
      Quarter ended September 30................................        8,867        3,159          1,651 |         -
      Quarter ended December 31.................................        9,858        4,124          1,698 |         -
                                                                  -----------  -----------    ----------- |  ------------
       Net effect of dilutive potential common stock............      465,064      309,127         42,901 |         -
                                                                  -----------  -----------    ----------- |  ------------
  Weighted average number of common shares and dilutive                                                   |
    potential common shares outstanding.........................   60,633,298   60,437,632     60,116,709 |    35,544,330
                                                                  ===========  ===========    =========== |   ===========
                                                                                                          |
  Net income per common share:                                                                            |
    Income before extraordinary items...........................  $     0.699  $     0.685    $     0.523 |   $     3.325
    Extraordinary gain on discharge of debt, net of                                                       |
      income tax expense........................................        0.055          -              -   |         7.435
    Extraordinary loss on repurchases of debt, net of                                                     |
      federal income tax benefit................................          -         (0.046)           -   |         -
                                                                  -----------  -----------   ------------ |  ------------
      Net income................................................  $     0.754  $     0.639    $     0.523 |   $    10.760
                                                                  ===========  ===========    =========== |   ===========
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